UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 23, 2007, Sonic Solutions (the “Company”) received a letter from a Nasdaq Listing Qualifications Panel (the “Panel”) notifying the Company that the Panel had granted the Company’s request for continued listing of its securities on the Nasdaq Global Select Market. The Company's continued listing is subject to certain conditions, including: (1) on or before June 20, 2007, the Company must file its Form 10-Q for the quarter ended December 31, 2006, as well as any required restatements; (2) on or before July 23, 2007, the Company must hold its 2006 annual shareholder meeting; and (3) the Company must provide Nasdaq with additional information regarding the Company's previously announced voluntary review of its historical stock option grant practices and related accounting. Should the Company be unable to meet the conditions set forth in the Panel's decision, there can be no assurance that Nasdaq will grant an additional extension of time or that the Company's securities will continue to be listed on The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer (Principal Executive Officer)

Date: April 27, 2007